For Immediate Release

Investor Contact
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
Phone: (408) 546-3399
Email: investor@intersil.com

Intersil Corporation Reports Preliminary Third Quarter 2012 Revenue and Schedules Results on October 24th

Milpitas, CA, October 09, 2012 – Intersil Corporation (NASDAQ Global Select: ISIL) today reported preliminary revenue for its third quarter ended September 28, 2012.

Revenue for the third quarter of 2012 was approximately $151 million, a 19% decrease from $186.8 million in the third quarter of 2011, and a 7% decrease from $163.0 million in the second quarter of 2012. Weakness in the worldwide Personal Computing business was the primary driver of lower revenue in the third quarter.

Changes in Intersil’s third quarter end market product revenue mix are summarized below.

End Market*	Q3 2012 % of Revenue	Q3 2011 % of Revenue	Q2 2012 % of Revenue
Industrial & Infrastructure	57%	52%	59%
Personal Computing	21%	25%	25%
Consumer	22%	23%	17%

*Note: Percentages may not calculate precisely due to rounding

Intersil exited the third quarter with over $300 million in cash and short term investments. Intersil’s strong balance sheet and cash flow can continue to support the current dividend policy, even through cyclical industry downturns.

Intersil will announce its full third quarter 2012 financial results on Wednesday, October 24, 2012 at 1:45 p.m. Pacific Time. Dave Bell, Intersil’s President and Chief Executive Officer, and Jonathan Kennedy, Senior Vice President and Chief Financial Officer, will provide details on the company’s third quarter 2012 financial performance, as well as an outlook for the fourth quarter of 2012.

A press release will be transmitted immediately following the market close on October 24th. Those wishing to participate in the conference call please dial (866) 700-6293, and international participants please dial (617) 213-8835, using the password 49837519 at approximately 1:40 p.m. Pacific Time.  Those wishing to listen to the call may also do so via webcast on the company’s investor relations website: ir.intersil.com.  A copy of the presentation and prepared remarks accompanying the conference call will also be available on Intersil’s website.

A replay of the call will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial (617) 801-6888, using the password 47121933.

About Intersil
Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The company's products address some of the fastest growing markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website and career page at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.